                             EMPLOYMENT AGREEMENT

         AGREEMENT made as of May 5, 1997, by and between Riddell Sports Inc., a Delaware corporation (the "Company"), and Jeffrey G. Webb (the "Executive").

         WHEREAS, the Company, Cheer Acquisition Corp., a Tennessee corporation and Varsity Spirit Corporation, a Tennessee corporation (collectively with any successor to its business, "Varsity Spirit") have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 5, 1997, pursuant to which, among other things, Varsity Spirit will become a wholly owned subsidiary of the Company;

         WHEREAS, the Executive is currently serving as Chairman, President, Chief Executive Officer and Director of Varsity Spirit pursuant to the Employment Agreement dated September 29, 1989, as amended, between the Executive and Varsity Spirit (the "Former Agreement");

         WHEREAS, the Company desires to engage the Executive as Vice Chairman of the Company and President and Chief Operating Officer of Varsity Spirit and the Executive desires to be so engaged by the Company in such position, on the terms and conditions set forth and described herein;

         WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company.

         NOW, THEREFORE, the parties agree as follows:

         1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company upon the terms and subject to the conditions set forth herein.

         2. Term. This Agreement is for the three-year period (the "Term") commencing on the Effective Time (as defined in the Merger Agreement) ("Effective Date") and terminating on the third anniversary of such date or upon earlier termination of the Executive's employment; provided, however, that if the Merger Agreement is terminated, then, at the time of such termination, this Agreement shall be deemed cancelled and of no force and effect.

         3. Position. During the Term, the Executive shall serve as President and Chief Operating Officer ("COO") of Varsity Spirit. The Company shall nominate the Executive and a designee (the "Designee") of the Executive reasonably acceptable to the Board of Directors of the Company (the "Company Board") (it being understood that any person who is a Senior Vice President or

Director of Varsity Spirit on the date of this Agreement is an acceptable Designee to the Company Board without further action) to the Company Board and the Company shall use its best efforts to (i) cause the Executive and the Designee to be elected to the Company Board and (ii) cause the Executive to serve as Vice Chairman of the Company and on the Executive Committee of the Company, in each case for the duration of the Term. In particular, the Executive agrees, effective as of the Effective Date, to become a party to the Stockholders Agreement dated August 14, 1995 ("Voting Agreement") and the Company agrees to amend such Voting Agreement so that the parties thereto agree, for the duration of the Term, to vote their shares of Company common stock (i) in favor of the election of the Executive and the Designee to the Company Board and (ii) in favor of the Plan (as defined below). At any time that the Executive is serving as an officer of the Company, the Company shall provide him with officer liability insurance and/or indemnification to the same extent provided to other members of the Company Board and other officers of the Company for all occurrences while executive is or was a member of the Company Board or an officer of the Company.

         4. Duties and Reporting Relationship. During the Term, the Executive shall, on a full time basis, use his skills and render services to the best of his abilities in supervising and conducting the operations of Varsity Spirit. As part of his duties the Executive shall be responsible for and have general supervisory control over all operations of Varsity Spirit and shall report to, and be subject to supervision by, the CEO or Chairman of the Company. The Executive will also perform such other duties for the Company as are consistent with his position as the CEO or Chairman of the Company shall reasonably assign. Nothing in this Agreement shall be deemed to prevent Executive from participating in, or serving on the governing body of, any civic, community or charitable organization with which the Executive may currently be, or hereafter become involved.

         5. Place of Performance. The Executive shall perform his duties and conduct his business at the principal offices of Varsity Spirit in Memphis, Tennessee except for required travel on Varsity Spirit or the Company's business.

         6. Inducement for Employment. (a) As an inducement for the Executive's entering into this Agreement and undertaking to perform the services


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referred to in this Agreement, on the later of (i) Effective Date and (ii) the
Company's 1997 Annual Meeting of Shareholders (such applicable date, the "Grant Date"), the Company shall grant to the Executive a non-qualified option (the "Option") to purchase 50,000 shares of the common stock, $0.01 par value ("Common Stock") of the Company, which grant may, at the Company's election, be pursuant to the Company's 1997 Stock Option Plan (the "Plan"), in which case it shall be subject to shareholder approval of the Plan. The exercise price of the Option shall be equal to the average closing price of a share of Common Stock over the ten (10) consecutive trading days ending on the date immediately prior to the Grant Date. If the shareholders fail to approve the Plan, the Executive and the Company shall discuss, in good faith, alternative mechanisms to provide the Executive with the economic equivalent of the Option.

                  (b) The Option shall become exercisable as to 1/3 of the shares originally covered by such Option upon the first anniversary of the Grant Date and as to an additional 1/3 of the shares originally covered by such Option on each of the second and third anniversaries of the Grant Date, subject to the acceleration of vesting provisions contained in Section 6(c) hereof.

                  (c) The Option shall expire on the earlier of the tenth anniversary of the Grant Date or the thirtieth (30th) day following the date the Executive's employment is terminated for any reason and may be exercised (to the extent it has vested), at any time prior to such expiration; provided, however, that if, (i) prior to the expiration of the Term, the Company terminates the Executive's employment in breach of this Agreement or the Executive terminates his employment for Good Reason (as defined below), or (ii) subsequent to the expiration of the Term, the Company terminates the Executive's employment in a manner that would have been a breach of this Agreement had the Term not expired or the Executive terminates his employment on account of actions that would have constituted Good Reason had the Term not expired, then the Option shall become fully vested and exercisable and shall remain exercisable for a period of one year following such termination of employment; and, provided further that if the Executive's employment is terminated on account of his death or Disability (as defined below), then upon such termination the Option shall become fully vested and exercisable and shall remain exercisable for a period of one year following such termination of employment. The Option shall become fully vested and exercisable upon the occurrence of a Change in Control (defined below).

                  (d) As a further inducement for the Executive's entering into this Agreement and undertaking to perform the services referred to in this Agreement, the Company shall grant, within thirty days immediately following the Effective Date, to the Executive a non-qualified option (the "Special Option") to purchase 347,760 shares of Common Stock of the Company, which grant may, at the Company's election be pursuant to the Plan, in which case it shall be subject to shareholder approval of the Plan. The exercise price of the Special Option shall be equal to the lower of (i) the average closing price of a share of Common Stock over the ten (10) consecutive trading days ending on the date immediately prior to the Effective Date and (ii) $3.80. If the shareholders fail to approve the Plan, the Executive and the Company shall discuss, in good faith, alternative mechanisms to provide the Executive with the economic equivalent of the Special Option. The Special Option shall be fully vested as of the date of grant and shall become exercisable as of the date of shareholder approval of the Plan. The Special Option shall expire on the tenth anniversary of the date of grant.

         7. Salary and Annual Bonus.

                  (a) Base Salary. During the Term, the Executive's base salary (the "Base Salary") hereunder shall be no less than $375,000 a year, payable no less often than in monthly installments. The Base Salary shall be subject to annual review and increase by an amount determined by the Company Board, or an appropriate committee thereof, after taking into consideration the Executive's performance, the Company's performance, increases in the cost of living and such other factors as the Company Board or such committee deems relevant.

                  (b) Annual Bonus. During the Term, the Executive will participate in any bonus plan established by the Company at a target level of 40% of his Base Salary. Such bonus shall be payable at such time as bonuses are paid to other senior executive officers.

         8. Vacation, Holidays and Sick Leave. During the Term, the Executive shall be entitled to paid vacation, paid holidays and sick leave in accordance with the Company's standard policies for its senior executive officers, which policies shall provide the Executive with (a) benefits no less favorable than those provided to any other senior executive officer of the Company and (b) no fewer than four (4) weeks of paid vacation per year, including no fewer than three (3) weeks of paid vacation during the calendar year ending December 31, 1997, unless otherwise agreed between the Executive and the Company.

         9. Business Expenses. During the Term, the Executive will be reimbursed for all ordinary and necessary business expenses incurred by him in connection with his employment upon timely submission by the Executive of receipts and other documentation as required by the Internal Revenue Code and in conformance with the Company's normal procedures.

         10. Pension and Welfare Benefits. During the Term, the Executive shall be eligible to participate fully in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements (collectively, the "Employee Benefits") available to officers of the Company generally, which Employee Benefits shall provide the Executive with benefits no less favorable than those provided to any other senior executive officer of the Company. At such time that the Executive becomes covered by any employee plan, program or policy of the Company, the Executive's service with Varsity Spirit shall be taken into account for the purpose of determining eligibility for participation and vesting (but not benefit accrual) under any such employee plan, program or policy to the same extent that service with the Company is so taken into account for the executives of the Company.

         11. Termination of Employment.  (a)  General.  The Executive's

employment hereunder may be terminated without any breach of this Agreement only under the circumstances provided in this paragraph 11(a).

                  (i) Death or Disability. (A) The Executive's employment hereunder shall automatically terminate upon the death of the Executive.

                           (B)  If, as a result of the Executive's incapacity

due to physical or mental illness, the Executive shall have been unable to perform the essential duties of his position despite the provision of reasonable accommodations for any six (6) months (whether or not consecutive) during any twelve (12) month period, the Company may terminate the Executive's employment hereunder for "Disability."

                  (ii) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean (A) gross neglect by the Executive of the Executive's duties hereunder, (B) conviction of the Executive of any felony, (C) gross or intentional misconduct by the Executive in connection with the performance of any material portion of the Executive's duties hereunder or (D) breach by the Executive of any material provision of this Agreement (including, but not limited to, Sections 15, 16 and 17 hereof) or of any other agreement between the Executive and the Company or between the Executive and M.L.C. Partners Limited Partnership.

                  (iii) Termination by the Executive. The Executive shall be entitled to terminate his employment hereunder (A) for Good Reason, within thirty (30) days of the date the Executive becomes aware of the occurrence of the event constituting the grounds for such Good Reason, or (B) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided further, that, at the Company's request, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor.

         For purposes of this Agreement, "Good Reason" shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failure by the Company to act, unless, in the case of any such act or failure to act, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination in respect thereof (which Date of Termination shall not be less than thirty days following the applicable Notice of Termination): (I) a material adverse alteration in the nature of status or the Execu-tive's responsibilities from those contemplated by
Section 4 above; (II) Executive being required to relocate to a location more than 50 miles from Memphis, Tennessee; (III) the failure by the Company to pay to the Executive any material portion of the Executive's current compensation (upon failure to cure after 15 days' notice) or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled; (IV) the failure by the Company to continue to provide the Executive with Employee Benefits no less favorable than those provided to any other senior executive officer of the Company; (V) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 11(b), and, for purposes of this Agreement, no such purported termination shall be effective.

                  (iv) Voluntary Resignation. Should the Executive wish to resign from his position with the Company or terminate his employment for other than Good Reason during the Term, the Executive shall give sixty (60) days written notice to the Company, setting forth the reasons and specifying the date as of which his resignation is to become effective.

                  (v) Change in Control. The Executive shall be entitled to terminate his employment in the event of a Change in Control. For purposes of this Agreement, a Change in Control of the Company shall have occurred if a majority of the members of the Company Board are representatives or designees of any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than M.L.C. Partners Limited Partnership, its former (other than Mr. Epstein) and present general or limited partners, or any Person affiliated with any of the foregoing and their heirs; it being understood that it shall not be deemed to be a Change in Control of the Company if no Person shall have designated or nominated a majority of the members of the Company Board.

                  (b) Notice of Termination. Any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 20. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (c) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated because of death, the date of the Executive's death, (ii) if the Executive's employment is terminated for Disability, the date Notice of Termination is given, (iii) if the Executive's employment is terminated pursuant to Subsection 11(a)(ii), (iii) or (iv) hereof or for any other reason (other than death or Disability), the date specified in the Notice of Termination (which, in the case of a termination for Good Reason shall not be less than thirty (30) nor more than sixty (60) days from the date such Notice of Termination is given, and in the case of a termination for any other reason thirty (30) days (sixty (60) days in the case of a termination under Section 11(a)(iv) hereof) from the date such Notice of Termination is given.

                  (d) Outplacement Services. If, (i) prior to the expiration of the Term, the Company terminates the Executive's employment in breach of this Agreement or the Executive terminates his employment for Good Reason, or (ii) subsequent to the expiration of the Term, the Company terminates the Executive's employment in a manner that would have been in breach of this Agreement had the Term not expired or the Executive terminates his employment on account of actions that would have constituted Good Reason had the Term not expired, then the Executive shall be entitled to the services of an outplacement firm for a period of one (1) year following such termination, which outplacement firm shall be selected by the executive and the reasonable fees and expenses for which shall be paid by the Company.

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         12. Compensation During Disability, Death or Upon Termination. (a)
During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive (i) his full salary at the rate then in effect until his employment is terminated pursuant to Section 11(a)(i)(B) hereof and (ii) a pro rata portion of his bonus that would have been payable pursuant to Section 7(b) above with respect to the calendar year in which the termination pursuant to
Section 11(a)(i)(B) occurs; provided that such payments shall be reduced by the sum of the amounts, if any, payable to the Executive with respect to such period under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

                  (b) If the Executive's employment is terminated by his death or Disability, the Company shall pay (i) any amounts due to the Executive under
Section 7 through the date of such termination (including a pro rata portion of his bonus that would have been payable pursuant to Section 7(b) above with respect to the calendar year in which the termination occurs) and (ii) all such amounts that would have become due (and at the time such amounts would have become due) to the Executive under Section 7 had the Executive's employment hereunder continued until the last day of the calendar year in which such termination of employment occurred, in each case in accordance with Section 14(b), if applicable.

                  (c) If the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, the Company shall pay the Executive his full salary and benefits through the Date of Termination as in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Executive under this Agreement.


                  (d) If (i) the Company shall terminate the Executive's employment in breach of this Agreement, or (ii) the Executive shall terminate his employment for Good Reason or (iii) the Company undergoes a Change in Control resulting in the termination of Executive's employment, then

                           (A)  the Company shall pay the Executive (x) his full
salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, (y) all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, at the time such payments are due and (z) a pro rata portion of the bonus that would have been payable to the Executive pursuant to
Section 7(b) above with respect to the calendar year in which the Date of Termination occurs had the


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



Executive's employment not terminated, at the time such bonus would otherwise have become payable; and

                           (B)      for periods subsequent to the Date of
Termination, the Company will continue to pay, on a monthly basis, the Executive's Base Salary for the longer of (i) the remainder of the Term as if the Term had not been terminated or (ii) 1 year in the event of a termination pursuant to Section 12(d)(i) or (ii), or 2 years in the event of a termination pursuant to Section 12(d)(iii) (in any case, the applicable period, the "Continuation Period"); and

                           (C)  the Company shall (x) continue coverage for the
Executive under the Company's life insurance, medical, health, disability and similar welfare benefit plans (or, if continued coverage is barred under such plans, the Company shall provide to the Executive substantially similar benefits) for the Continuation Period, and (y) provide the benefits which the Executive would have been entitled to receive pursuant to any supplemental retirement plan maintained by the Company had his employment continued at the rate of compensation specified herein for the Continuation Period. Benefits otherwise receivable by the Executive pursuant to clause (x) of this Subsection 12(d)(iii)(C) shall be reduced to the extent comparable benefits are actually received by the Executive from a subsequent employer during the Continuation Period, and the Executive shall report any such benefits actually received to the Company.

                  (e) If the Executive shall terminate his employment under clause (B) of subsection 11(a)(iii) hereof, the Company shall pay the Executive
(A) his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and (B) a pro rata portion of the bonus that would have been payable to the Executive pursuant to Section 7(b) above with respect to the calendar year in which the Date of Termination occurs had the Executive's employment not terminated.


         13. Representations. (a) The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

                  (b) The Executive represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties in any way under this Agreement.



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         14. Successors; Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  (b) This Agreement is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisee and legatees. If the Executive should die while any amount would still be payable to him hereunder had the Executive continued to live, all such amounts, to the extent provided in paragraph 12(b), shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

         15. Confidentiality. The Executive covenants and agrees that he will not at any time during and after the end of the Term, directly or indirectly, use for his own account, or disclose to any person, firm or corporation, other than authorized officers, directors and employees of the Company or its subsidiaries, Confidential Information (as hereinafter defined) of the Company. As used herein, "Confidential Information" of the Company means information of any kind, nature or description which is disclosed to or otherwise known to the Executive as a direct or indirect consequence of his association with the Company or its subsidiaries, which information is not generally known to the public or to the businesses in which the Company or its subsidiaries are engaged or which information relates to specific investment opportunities within the scope of the Company's business which were considered by the Executive or the Company during the term of this Agreement.

         16. Noncompetition. (a) During his employment with the Company or any of its affiliates, and for the longer of (i) a period of twenty-four (24) months following the termination of his employment for any reason and (ii) the Continuation Period, if applicable, (such applicable period, the "Noncompete

Period") the Executive shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business which competes in the business conducted or engaged in by the Company including but not limited to any business which provides products and services to the school spirit industry (including, but not limited to design, marketing or sales of cheerleader, dance team


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



and booster club uniforms and accessories and design, operation or marketing of cheerleader and dance team camps, clinics, competitions or tours); and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity; provided, however, that nothing contained in this Section 16 shall be deemed to prohibit the Executive from acquiring, solely as an investment, up to three percent (3%) of the outstanding shares of capital stock of any public corporation; provided, further, however, that if the Company shall fail to pay any compensation due to the Executive under Section 12 hereof, the Noncompete Period shall terminate upon failure to cure such non-payment after 15 days' notice.

         17. Nonsolicitation. During the Noncompete Period, the Executive shall not directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, do any of the following:

                  (a) solicit from any customer doing business with the Company as of Executive's termination, business of the same or of a similar nature to the business of the Company with such customer;

                  (b) solicit from any known potential customer of the Company business of the same or of a similar nature to that which has been the subject of a known written or oral bid, offer or proposal by the Company, or of substantial preparation with a view to making such a bid, proposal or offer, within six (6) months prior to Executive's termination;

                  (c) solicit the employment or services of, or hire, any person who upon the termination of Executive's employment, or within six
         (6) months prior thereto, was known to be (i) employed by the Company or (ii) a consultant to the Company with respect to the business described in Section 16 hereof; or

                  (d) otherwise interfere with the business or accounts of the Company in a manner which results in material harm (economic or otherwise) to the Company or any of its affiliates.

         18. Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in


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



executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, basis or effect of this Agreement or otherwise. The Executive further agrees and represents that upon the Effective Time, all promises, representations, understandings, arrangements and prior agreements, including the Former Agreement, between the Executive and the Company or Varsity Spirit are merged into, and are superseded by, this Agreement.

         19. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

         20. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

         To Executive at:

         1855 Wood Oak
         Cordova, Tennessee 38015

         To the Company at:

         Riddell Sports Inc.
         900 Third Avenue/27th Floor
         New York, New York  10022
         Attn:  General Counsel

Any notice delivered personally or by courier under this Section 20 shall be deemed given on the date delivered, and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

         21. Severability. If any provision of this Agreement (including without limitation Section 16) or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

         22. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         23. Governing Law; Specific Performance; Certain
Acknowledgements. (a) This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its conflicts of laws principles.

                  (b) Executive acknowledges that the services to be rendered by him to the Company are of a special and unique character, which gives this Agreement a peculiar value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a material breach or threatened breach by him of any of the provisions contained in Sections 15, 16 and 17 hereof will cause the Company irreparable injury. Executive therefore agrees that the Company shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Executive from any such violation or threatened violations.

                  (c) Executive further acknowledges and agrees that due to the uniqueness of his services and confidential nature of the information he will possess, the covenants set forth in Sections 15, 16 and 17 are reasonable and necessary for the protection of the business and goodwill of the Company.

         24. No Set-Off: Mitigation. The Company's obligation to make the payments provided in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, defense, or other claim, right or action which the Company may have or may allege to have against the Executive or others. The Executive shall have no duty to mitigate the amount of any payment provided for in Section 12 herein by seeking other employment, nor shall


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




the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination of the Executive's employment with the Company, or otherwise.

         25. Arbitration. Any dispute arising under or in connection with this Agreement shall be settled exclusively by arbitration in Memphis, Tennessee in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction. All costs and expenses of any such arbitration (including all legal fees and expenses incurred by the Executive) shall be borne by the Company; provided, however, that the legal fees and expenses incurred by the Executive shall be borne by the Executive and not by the Company if such arbitration results in a determination (a) in the case of a dispute with respect to termination of the Executive's employment by the company for Cause or upon Disability, that a proper basis for such termination did exist and appropriate procedures were followed by the Company or (b) in the case of a dispute with respect to termination of the Executive's employment for Good Reason, that a proper basis for such termination did not exist and appropriate procedures were followed by the Company or (c) in the case of any other dispute, that the position taken by the Executive was incorrect.

         26. Legal Fees. Subject to Section 25 hereof, the Company shall pay the Executive all reasonable, documented legal and professional fees and expenses incurred by the Executive in seeking to obtain or enforce any rights provided for under this Agreement, provided that the Company shall not be required to pay any such legal fees or expenses relating to obtaining or enforcing any rights if the Company affords the Executive the rights under this Agreement within ten days after notification from the Executive that the Company is in breach under this Agreement. Any such notification shall set forth in reasonable detail the rights to which the Executive believes he is entitled and the provision of this Agreement under which he believes afford such rights.

         27. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

         28. Withholdings. All payments to the Executive under this Agreement shall be reduced by all applicable withholding required by federal, state or local law.


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         29. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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             IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                    RIDDELL SPORTS INC.


                                    By:   /s/ David Mauer
                                       Name: David Mauer
                                       Title:  Chief Executive Officer


                                          /s/ Jeffrey G. Webb
                                            Jeffrey G. Webb


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